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                                                                 EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-37652, 333-64504, 333-64504-01, 333-64504-02, 333-71004, 333-71004-01,
333-71004-02, 333-84418, 333-84418-01, 333-84418-02, 333-110125 and Amendment
No. 1 thereto, 333-103922, and 333-115159 on Form S-3 and Registration Statements Nos. 333-32833, 333-32837, 333-45657, 333-46671, 333-79627 as amended by Post Effective Amendment No. 1 thereto, 333-62014, 333-86640, 333-92260 and 333-105133 on Form S-8 of TXU Corp. of our report on the consolidated financial statements of Pinnacle One Partners, L.P. and subsidiaries as of and for the years ended December 31, 2002 and 2001, dated March 21, 2003, except for Note 14, as to which the date is March 11, 2004 (which report expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 as described in
Note 1 of the Notes to the Financial Statements), appearing in the Current Report on Form 8-K of TXU Corp. dated November 22, 2004.

/s/ Deloitte & Touche LLP

Dallas, Texas
November 21, 2004